Exhibit 99.1

SWITCHBACK ENERGY ACQUISITION CORPORATION

BALANCE SHEET

	As of July 30, 2019	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$2,064,842	$282,353	(b)	$2,064,842
		(282,353)	(c)
Prepaid expenses	228,594	-		228,594
Total current assets	2,293,436	-		2,293,436
Cash held in Trust Account	300,000,000	14,117,630	(a)	314,117,630
Total assets	$302,293,436	$14,117,630		$316,411,066

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$539,642	$-		$539,642
Accrued expenses	222,531	-		222,531
Note payable - related party	251,375	-		251,375
Total current liabilities	1,013,548	-		1,013,548
Deferred underwriting commissions	10,430,000	494,117	(d)	10,924,117
Total liabilities	11,443,548	494,117		11,937,665

Commitments and Contingencies
Class A common stock, $0.0001 par value; 28,584,988 and 29,947,340 shares subject to possible redemption at $10.00 per share, actual and as adjusted	285,849,880	13,623,520	(f)	299,473,400

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,415,012 and 1,464,423 shares issued and outstanding (excluding 28,584,988 and 29,947,340 shares subject to possible redemption), actual and as adjusted	142	141	(a)	147
		(136)	(f)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 and 7,852,941 shares issued and outstanding, actual and as adjusted	863	(77)	(e)	786
Additional paid-in capital	5,175,033	14,117,489	(a)	5,175,098
		282,353	(b)
		(282,353)	(c)
		(494,117)	(d)
		77	(e)
		(13,623,384)	(f)
Accumulated deficit	(176,030)	-		(176,030)
Total stockholders' equity	5,000,008	(7)		5,000,001
Total Liabilities and Stockholders' Equity	$302,293,436	$14,117,630		$316,411,066

See accompanying note to the pro forma balance sheet.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Switchback Energy Acquisition Corporation (the “Company”) as of July 30, 2019, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on September 6, 2019 as described below.

The Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”) on July 30, 2019. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 4,500,000 Units to cover over-allotments, if any. On September 4, 2019, the underwriters partially exercised their over-allotment option and, on September 6, 2019, the Company consummated the sale of 1,411,763 additional Units (the “Over-allotment Units”) at a price of $10.00 per unit, generating additional gross proceeds of approximately $14.1 million, and incurred additional offering costs of approximately $776,000 in underwriting fees (inclusive of approximately $494,000 in deferred underwriting fees). On September 6, 2019, simultaneously with the sale of the Over-allotment Units, the Company completed a private placement with the Company’s sponsor, NGP Switchback, LLC (the “Sponsor”), for 188,235 private placement warrants at a price of $1.50 per warrant, generating gross proceeds of approximately $282,000. Pursuant to the Letter Agreement, dated July 25, 2019, by and among the Company, the Sponsor and certain other parties named therein, the Sponsor agreed to forfeit shares of Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), depending on the extent to which the over-allotment option was not exercised. The over-allotment option has now expired and, on September 9, 2019, the Sponsor forfeited an aggregate of 772,059 shares of Class B Common Stock for cancellation at no cost. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option, the sale of the private placement warrants and the forfeiture of Class B Common Stock described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in Trust Account	$14,117,630
	Class A common stock		$141
	Additional paid-in capital		$14,117,489
	To record sale of 1,411,763 Over-allotment Units at $10.00 per Unit

(b)	Cash	$282,353
	Additional paid-in capital		$282,353
	To record sale of 188,235 Private Placement Warrants at $1.50 per warrant

(c)	Additional paid-in capital	$282,353
	Cash		$282,353
	To record payment of 2% of cash underwriting fee on over-allotment option

(d)	Additional paid-in capital	$494,117
	Deferred underwriting commissions		$494,117
	To record additional deferred underwriting fee on over-allotment option

(e)	Class B common stock	$77
	Additional paid-in capital		$77
	To record forfeiture of 772,059 Founder Shares

(f)	Class A common stock	$136
	Additional paid-in capital	$13,623,384
	Class A common stock subject to possible redemption		$13,623,520
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock